Exhibit 10.62

SECURED PROMISSORY NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

$460,000.00	June 16, 2003

New York, NY

FOR VALUE RECEIVED, the receipt of which is hereby acknowledged, BIOVEST INTERNATIONAL, INC., a Delaware corporation having its corporate office at 8500 Evergreen Blvd., Minneapolis MN 55433 (the “Company”), hereby promises to pay to the order of Peter J. Pappas, Sr. having an address at c/o PJ Mechanical, 135 W. 18th Street, Second Floor, New York, N.Y. 10011 (“Holder”), or such other address as Holder may notify the Company, the principal sum of $460,000.00 (the “Principal”), together with interest thereon, as follows:

1.	Predecessor Notes. Reference is made to those certain Promissory Notes dated January 13, 2003 and February 26, 2003 issued by the Company in favor of Holder in principal amount equal to the Principal (the “Predecessor Notes”). Holder agrees that by Holder’s acceptance of this Note, Holder hereby confirms its agreement to modification and extension of the Predecessor Notes to the terms of this Note and agrees that the Company shall have no further obligations under and/or with respect to the Predecessor Notes which Holder has delivered to the Company for modification concurrently with the issuance of this Note, except that any Warrants issued in conjunction with the Predecessor Notes shall remain outstanding. In connection with this Note, 200,000 Warrants currently priced at $0.50 per share shall be repriced to $0.25 per share.

2.	Accrual of Interest. Interest shall accrue on the outstanding balance of Principal from the date of the Predecessor Notes and from time to time at the rate of seven percent (7%) per annum. No payment of interest shall be due until maturity.

3.	Maturity. The Principal amount due under this Note shall become immediately due and payable to Holder automatically and without further action or notice on the part of Holder, on the date that is the third (3rd) annual anniversary of the date of the Closing of the Investment Agreement between Accentia and BioVest (the “Maturity Date”).

4.	Prepayment. All payments due under this Note shall be made by check payable to HOLDER. The Company, at its option, may prepay this Note at any time upon thirty

(30) days notice in whole or in part without premium or penalty, subject to HOLDER’s right to convert the sums due hereunder to equity as set forth in paragraph (6) herein.

5.	Collateral. (a) In order to secure (i) the due and punctual payment of all monetary obligations hereunder of the Company to Holder and any reasonable costs and expenses (including, but not limited to, all legal fees and expenses) of collection or enforcement of any such obligations and (ii) the due and punctual payment of any costs and expenses incurred in connection with the realization of the security of which this Note provides and any reasonable costs and expenses (including, but not limited to, all legal fees and expenses) incurred in connection with any proceedings to which this Note may give rise (collectively referred to herein as “Liabilities”), the Company hereby transfers, assigns, grants, bestows, sells, conveys and pledges to Holder a first priority security interest in the Collateral (as hereinafter defined), which security interest shall remain in full force and effect until all of the Liabilities shall have been paid in full to Holder.

(b) For purposes of this Note, “Collateral” shall mean all of the Company’s right, title and interest in and to all of its tangible personal property and intangible property (including, without limitation, the Company’s cash on hand, contract rights, securities, accounts receivables, equipment, inventory, trademarks, copyrights and other intellectual property, wherever located; BUT EXCLUDING: (i) the Company’s rights in that certain Cooperative Research and Development Agreement for Non-Hodgkin Lymphoma Therapeutic Cancer Vaccine between the Company and the National Cancer Institute (as hereafter amended and supplemented), (ii) and the Company’s rights arising from and relating to Non-Hodgkin Lymphoma Therapeutic Cancer Vaccine, and (iii) the

Company’s grant receivable from the National Institutes of Health; in each case, (x) whether tangible or intangible; (y) all and any proceeds from any sale, lease, license or other disposition thereof, and (z) all proceeds and products thereof).

(c) The Company hereby grants Holder a limited power of attorney to prepare and file appropriate UCC-1 financing statements (as secured party) in appropriate jurisdictions to evidence and publish the liens created by this Note.

(d) Except as contemplated by this Note and except as specifically set forth in the immediately following proviso, the Company shall not encumber or grant a security interest in any of the Collateral without the prior written consent of Holder and, other than the grant of the security interest contemplated hereby, the Collateral pledged by the Company hereunder is, and will be, owned by Maker free and clear of all liens and encumbrances; provided that, by Holder’s acceptance of this Note, Holder hereby agrees that the indebtedness evidenced by this Note (and the security interest granted and lien created hereby) shall be subordinated in right of payment to all existing secured debts of the Company outstanding on the date of issuance of this Note, plus payment in full in cash of up to $5,000,000 aggregate principal amount of indebtedness to third parties (other than Accentia, Inc. and/or its affiliates) and accrued interest thereon as may be outstanding from time to time after the date hereof (“Senior Debt”). Such terms of subordination shall be the terms reasonably requested by the lender(s) of such Senior Debt and, in connection therewith, Holder shall execute and deliver such subordination agreement and/or intercreditor agreement as may be requested by such lender of Senior Debt.

6.	Option to Convert To Equity. (a) At any time prior to the Maturity Date, or prior to payment of the outstanding sums due under this Note, HOLDER may elect to convert the outstanding balance due, including accrued and unpaid interest, into either:

(i)

Common Stock of the Company, which is restricted as to transfer under state and federal securities laws, at the rate of $0.25 per share of Company Common Stock. The number of shares of Company Common Stock issuable upon conversion of this Note and the above conversion price shall be subject to adjustment as follows: In case the Company shall (A) pay a dividend in Company Common Stock or make a distribution in Company Common Stock, (B) subdivide its outstanding Company Common Stock, (C) combine its outstanding Company Common Stock into a smaller number of shares of Company Common Stock, or (D) issue by reclassification of Company Common Stock other securities of the Company, then the conversion price and the number of shares of Company Common Stock issuable open conversion of this Note immediately prior thereto shall be proportionately adjusted so that the Holder shall be entitled to receive the kind and number of shares or other securities of the Company which it would have owned or would have been entitled to receive immediately after the happening of any of the events described above had this Note been converted at the conversion price in effect immediately prior to the happening of such event or any record date with respect thereto and where adjustment made pursuant to this

Section 5(a)(i) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. For the purpose of this Section 5(a)(i), the term “Company Common Stock” shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Note, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value; OR

(ii)

Common Stock of Accentia, Inc., a Florida corporation (“Accentia”), which is restricted as to transfer under state and federal securities laws, equal to the Principal and accrued and unpaid interest thereon being converted based upon a discount of twenty percent (20%) from the following Accentia Common Stock value: (A) if Accentia’s Common Stock is publicly traded, the value of a share of Accentia Common Stock shall be an amount equal to the IPO offering price thereof, before discount or commission, as stated in the final prospectus for Accentia Common Stock or in the alternative or (B) if Accentia’s Common Stock is not publicly trading, the value of a share of Accentia Common Stock shall be determined by appraisal by an independent nationally recognized valuation firm selected by the Board of Directors of Accentia. Such appraisal determination shall be set forth in reasonable detail in a written notice to Holder and, absent manifest error or fraud, shall be binding on Accentia and Holder; provided, however, that the Holder shall have the right to object to such determination by providing written notice (the “Objection Notice”) to Accentia within five (5) business days of Holder’s receipt of such written notice of such determination.

Provided Holder delivers the Objection Notice within such five (5) business day period, then, within a further period of ten (10) business days (the “Settlement Period”), Accentia and Holder and, if desired, their accountants will attempt to resolve in good faith any disputed items and reach a written agreement with respect thereto. Failing such resolution, the unresolved disputed items will be referred for final binding resolution to an independent nationally recognized firm of certified public accountants (the “Sole Arbiter”) mutually acceptable to Accentia, on the one hand, and Holder, on the other hand. In the event that Accentia and Holder are unable to select the Sole Arbiter within five (5) business days following the end of the Settlement Period, then each of Accentia and Holder shall have an additional five (5) business days to select (and provide written notice of such selection to the other) an independent nationally recognized firm of certified public accountants. Each such firm shall be referred to, respectively, as the “First Arbiter” (selected by Accentia) and the “Second Arbiter” (selected by Holder). Within ten (10) business days following the selection of the First Arbiter and the Second Arbiter, the First Arbiter and the Second Arbiter shall select (and provide written notice to Accentia and Holder of such selection) a third independent nationally recognized firm of certified public accountants (the “Third Arbiter”). For purposes of this Agreement, the “Arbiter” shall mean (1) the Sole Arbiter or (2) in the case that Accentia and Holder cannot agree upon the Sole Arbiter, the First Arbiter, Second Arbiter and Third Arbiter collectively; provided that if either Holder or Accentia fails to select the First Arbiter or the Second Arbiter, respectively, then the Sole Arbiter (and thus the “Arbiter”) shall be deemed to be the First Arbiter in the case where Holder failed to make the selection and the Second Arbiter in the case where Accentia failed to make the selection. In the case where the Arbiter consists of a First Arbiter, Second Arbiter and Third Arbiter, the decision of a majority of the First Arbiter, Second Arbiter and Third Arbiter shall constitute the decision of the Arbiter hereunder. The fees and expenses of the Arbiter shall be borne by the non-prevailing party. In making such determination (the “Arbiter’s Determination”), the Arbiter shall determine only those items in dispute and may not assign a value to any disputed item greater than the greatest value for such sum claimed by either party or less than the lowest value for such item claimed by either party. The Arbiter’s Determination shall be (I) in writing, (II) furnished to Accentia and Holder as soon as practicable after the items in dispute have been referred to the Arbiter (but in no event later than ten (10) business days after such referral), (III) made in accordance with generally accepted accounting principles consistently applied, and (IV) non-appealable. The number of shares Accentia Common Stock issuable open conversion of this Note shall be subject to adjustment as follows: In case Accentia shall (w) pay a dividend in Accentia Common Stock or make a distribution in Accentia Common Stock, (x) subdivide its outstanding Accentia Common Stock, (y) combine its outstanding Accentia Common Stock into a smaller number of shares of Accentia Common Stock, or (z) issue by reclassification of Accentia Common Stock other securities of Accentia, then the conversion price and the number of shares issuable open conversion of this Note immediately prior thereto shall be proportionately adjusted so that the Holder shall be entitled to receive the kind and number of shares or other securities of Accentia which it would have owned or would have been entitled to receive immediately after the happening of any of the events described above had this Note been converted been exercised at the conversion price immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this Section 5(a)(ii) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. For the purpose of this Section 5(a)(ii), the term “Accentia Common Stock” shall mean (xx) the class of stock designated as the Common Stock of Accentia at the date of this Note, or (yy) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

(b)	Such exercise shall be made by irrevocable written notice (accompanied with this Note), addressed to the Company at its Executive Offices at 8500 Evergreen Blvd. Minneapolis MN 55433 with notice to Accentia at its Executive Offices at 5310 Cypress Center Drive, Suite 101, Tampa, Florida 33609.

7.

Miscellaneous. Notwithstanding any provision herein or in any documents or instrument now or hereafter securing this Note, the total liability for payments in the nature of interest shall not exceed the limits now or at any time in the future imposed by the applicable laws of the State of New York. This Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements entered into and to be performed entirely within such State. Andrews Alexander Wise & Co. (AAW) has been granted compensation in the form of the repricing of certain Warrants previously issued to AAW for its efforts in assisting BioVest in informing Noteholders of their rights to elect to restructure their investment to accept this form of Promissory Note.

IN WITNESS WHEREOF, this Note has been executed as of the date first above written.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Christopher Kyriakides

Name:	Dr. Christopher Kyriakides

Title:	Chairman

ACCENTIA, INC. (solely with respect to Sections 6(a)(ii) and 7 above)

By:	/s/ Francis E. O’Donnell

Name:	Francis E. O’Donnell

Title:	CEO

/s/ Peter J. Pappas, Sr.

Peter J. Pappas, Sr., Holder

AGREEMENT REGARDING CONVERSION OF PROMISSORY NOTE

THIS AGREEMENT dated as of July 28, 2005, by and between Biovest International, Inc. a Delaware corporation (“Biovest”) and Peter J. Pappas, Sr., who is the Holder of Certain Convertible Promissory Note(s) convertible into Biovest Common Stock (hereinafter “Holder”), is as follows:

WHEREAS Biovest and Holder understand and acknowledge that Biovest Common Stock is in the process of being listed for sale on the NASD Over the Counter-Bulletin Board for public trading; and

WHEREAS it is in the interest of both Biovest and Holder that the number of shares of Common Stock of Biovest that are subject to contingent issuance under Warrants and Convertible Notes (“Overhang”) be consistent with comparable public companies in order to be able to sustain a good market value accurately reflecting the company’s actual value and the potential of its future growth and success; and

WHEREAS both Biovest and Holder acknowledge and agree that the existence of large outstanding Overhang creates uncertainty and a potentially destabilizing influence on the market value of Biovest Common Stock, which tends to prevent the maintenance of a trading price accurately reflecting the value of Biovest;

NOW THEREFORE, for good and valuable consideration, receipt of which is hereby mutually acknowledged, the parties hereby agree as follows:

1. Subject to the terms contained herein, Holder hereby irrevocably covenants and agrees to convert the entire outstanding balance (Principal and all accrued interest) due on Holder’s Promissory Notes as particularly identified on the attached Exhibit A into Common Stock of Biovest at $0.60 per share. The foregoing provision replaces and supersedes all provisions regarding conversion rights into Biovest Common Stock contained in Holder’s Convertible Promissory Note(s).

2. Holder hereby covenants and agrees to convert the entire balance, including accrued interest on each of the Convertible Promissory Notes set forth on Exhibit A within 30 days of the date of this Agreement contingent upon and subject only to the following:

A. Biovest’s commencement of trading on the Over the Counter-Bulletin Board ;

B. Holder’s previously having converted these Notes into Accentia Common Stock in accordance with the terms of the Convertible Note(s).

3. Biovest agrees to issue to Holder and Holder agrees to accept from Biovest in full and complete satisfaction of all rights and obligations pursuant to the Convertible Promissory Note(s) identified in Exhibit A hereto the number of shares of Biovest Common Stock set forth on Schedule B hereto, which shares shall be fully-paid and non-assessable.

4. Biovest and Holder acknowledge and agree that either the Biovest Common Stock (or, in the event that Holder elects to convert into Accentia Common Stock as set forth in paragraph 2(b),the Accentia Common Stock) issued pursuant to this Agreement shall bear a restrictive legend stating that the shares are not registered securities under the Securities Act of 1933, as amended, or any state securities laws.

5. Representations:

A. Holder acknowledges and represents that Holder has had access to all reports filed with the SEC by Biovest;

B. Holder is an “Accredited Investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, (ii) Holder has the financial ability to bear the economic risk of Holder’s investment as contemplated by this Agreement, and (iii) Holder was given the opportunity to ask questions to (and received satisfactory answers from) Biovest regarding the terms and conditions of this Agreement;

C. Other than as specifically set forth herein, there have been no representations or warranties made by either party to the other.

6. Holder and Biovest hereby agree to submit any dispute that may arise pursuant to this agreement to arbitration under the auspices of the American Arbitration Association Rules of Commercial Arbitration, to be venued in Tampa, FL. This agreement is subject to final approval by the Board of Directors of Biovest.

Biovest International, Inc.		Holder

By:	/s/	Signature	/s/
Name:	James McNulty	Name:	Peter J. Pappas Sr.

Title:	CFO	Date:	7/28/05
Date:	9/30/05

EXHIBIT A

1. Promissory Note dated August 31, 2001 in the Principal Amount of $1,000,000;

2. Promissory Note dated February 26, 2003 in the Principal Amount of $160,000;

3. Promissory Note dated June 16, 2003 in the Principal Amount of $300,000.

Schedule B

Biovest shall issue a total of 3,010,596 shares of Common Stock, fully-paid and non-assessable, in full conversion and satisfaction of all sums due and obligations owed pursuant to the Notes set forth above.

CLARIFICATION AND MODIFICATION OF

AGREEMENT REGARDING CONVERSION OF PROMISSORY NOTE

THIS CLARIFICATION AND MODIFICATION OF PROMISSORY NOTE hereby amends and supplements that certain AGREEMENT REGARDING CONVERSION OF PROMISSORY NOTE (the “Agreement”) dated as of July 29, 2005, by and between Biovest International, Inc., a Delaware corporation (“Biovest”), and the undersigned (“Holder”) as follows:

Paragraph 1 of the Agreement is hereby modified by adding the following sentence to the end of said paragraph: “The conversion described in this paragraph will occur at the time and upon the conditions set forth in paragraph 2 below, and such conversion will occur automatically and without any further action on the part of the Holder or Biovest.”

Paragraph 2 of the Agreement is hereby deleted and replaced with the following: “The automatic conversion of the principal and all accrued interest under the Convertible Promissory Notes pursuant to Paragraph 1 above shall occur on the date which is the earlier of (a) thirty (30) days after the closing of the initial underwritten public offering of Accentia Biopharmaceuticals, Inc. or (b) December 1, 2005. Notwithstanding the foregoing, such conversion shall be conditioned on the following: (i) Biovest’s common stock must be quoted on the OTC Bulletin Board as of the date of conversion, and (ii) the Holder shall not have previously converted such Convertible Promissory Notes into common stock of Accentia Biopharmaceuticals, Inc pursuant to the terms of such notes. Upon such conversion, all principal and accrued but unpaid interest through the date of conversion shall be deemed to have been automatically and irrevocably paid in full.”

All other terms of the Agreement shall continue in full force and effect. This Clarification and Modification shall be deemed to be effective as of September 27, 2005.

BIOVEST INTERNATIONAL, INC.		HOLDER

By:	/s/	Signature:	/s/
Name:	James McNulty	Name:	Peter Pappas Sr.
Title:	CFO
Signature:
Name:

ACCENTIA BIOPHARMACEUTICALS, INC. (assenting to both the Agreement and this Clarification and Modification)

By:	/s/
Name:	James McNulty
Title:	Treasurer/Secretary